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                                                                    EXHIBIT 4.11



                           CONSENT TO ASSIGNMENT OF
                            CONSTRUCTION AGREEMENT
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          THIS CONSENT TO ASSIGNMENT OF CONSTRUCTION AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "CONSENT") is made as of August 20, 1997, by HASELDEN CONSTRUCTION, INC. a Colorado corporation (the "CONTRACTING PARTY"), whose address is 2134 S. Valentia Street, Denver Colorado 80231 for the benefit of IBJ SCHRODER BANK AND TRUST COMPANY, a New York banking association, as trustee (the "TRUSTEE") for the benefit of itself and the holders of the Notes (as defined below), whose address is One State Street, New York, New York 10004.


                                   RECITALS
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     A.   NOTES.  Pursuant to that certain Indenture dated as of August 20, 1997
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(as amended, supplemented or otherwise modified from time to time, the
"INDENTURE"), by and between Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "COMPANY"), Isle of Capri Black Hawk Capital Corp., a Colorado corporation ("CAPITAL CORP" and, together with the Company, the "Issuers"), as co-issuers, and Trustee, the Issuers shall issue $75,000,000 principal amount of its 13% First Mortgage Notes due 2004 With Contingent Interest (the "Original Notes," and together with any New Notes issued in exchange therefor, the "NOTES"), to finance the design, construction and operation of the Isle Black Hawk. All defined terms used herein and not otherwise defined, shall have the meanings set forth in the Indenture.

     B.   PURPOSE. Contracting Party and the Company are parties to that
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certain Design-Build Agreement dated July 22, 1997 (as amended, supplemented or otherwise modified from time to time, the "CONTRACT"), relating to the construction or operation of Isle of Capri-Black Hawk. In order to induce the holders of the Notes to enter into the transactions contemplated by the Indenture, the Company has executed a Collateral Assignment collaterally assigning all of the Company's right, title and interest in and to, among other things, the Contract (as amended, supplemented or otherwise modified from time to time, the "COLLATERAL ASSIGNMENT"), dated of even date with the Indenture, in favor of Trustee, in order to secure the obligations of the Company under, among other documents, the Notes, the Indenture and the Collateral Documents (collectively, the "OBLIGATIONS"), and Contracting Party consents to such assignment.


                                    CONSENT
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          NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Contracting Party agrees as follows:

          1.   CONSENT TO ASSIGNMENT.  Pursuant to the Contract, Contracting
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Party has performed or supplied, or agreed to perform or supply, certain services, materials or documents
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in connection with Isle-Black Hawk.  Contracting Party hereby consents to the assignment of the Contract by the Company to Trustee as provided in the Collateral Assignment and this Consent.

          2.   COMPANY'S DEFAULT UNDER CONTRACT.  If the Company defaults under
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the Contract, before exercising any remedy, Contracting Party shall deliver to
Trustee at its address set forth above, with a copy to the Independent Construction Consultant, at 1670 Broadway, Suite 3200, Denver, Colorado 80202 (or such other address provided thereby in writing to the Company), by registered or certified mail, postage prepaid, return receipt requested, written notice of such default, specifying the nature of the default and the steps necessary to cure the same, and clearly marked as a notice of default pursuant to Paragraph 2 of this Agreement. If the Company fails to cure the default within the time permitted under the Contract, then Trustee shall have an additional thirty (30) days after the expiration of the time permitted under the Contract (but in no event less than an additional thirty (30) days after the receipt by Trustee of said notice from Contracting Party) within which Trustee shall have the right, but not the obligation, to cure such default; provided, however, that, with respect to payment defaults only, Trustee shall have thirty
(30) days from receipt of notice of such default within which Trustee shall have the right, but not the obligation, to cure such default. Contracting Party's delivery of such a notice of default to Trustee and the failure to cure the same within the said additional period shall be conditions precedent to the exercise of any right or remedy of Contracting Party arising by reason of such default, except that Contracting Party shall not be required to continue performance under the Contract for the said additional period, unless and until Trustee agrees to and shall pay Contracting Party for that portion of the work, labor and materials rendered during the said period; provided that if Trustee elects to continue performance under the Contract for the said additional period, Trustee shall have all the rights and obligation of the Company under the Contract.

          3.   CERTIFICATE OF DEFAULT STATUS.  Upon the written request of
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Trustee at any time and from time to time, Contracting Party shall furnish to
Trustee, within five (5) days of receipt of such request, a certificate stating whether, as of such request receipt date, the Company is in default on the Contract, and if so, the nature of the default and the steps necessary to cure the same. Such certificate shall not constitute a written notice of default pursuant to Paragraph 2 hereof unless clearly marked as such.

          4.   COMPANY'S DEFAULT UNDER OBLIGATIONS.  If Trustee gives written
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notice to Contracting Party that the Company has defaulted under the Obligations and requests that Contracting Party continue its performance under the Contract, Contracting Party shall thereafter perform for Trustee under the Contract in accordance with its terms, so long as Contracting Party shall be paid pursuant to the Contract for all work, labor and materials rendered or supplied thereunder, including payment of any sums due to Contracting Party for work performed or materials supplied up to and including the date of the Company's default and the Trustee otherwise performs the obligations of the Company under the Contract.

          5.   PERFORMANCE FOR TRUSTEE.  If Trustee (a) cures any default by the
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Company pursuant to Paragraph 2 above, (b) gives written notice to Contracting
Party that the Company has defaulted under the Obligations pursuant to Paragraph 4 above, (c) becomes the owner of Isle-Black Hawk, (d) undertakes to complete the construction of Isle-Black Hawk

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pursuant to its rights under the Collateral Documents, or (e) following a
Default or an Event of Default under the Indenture or the Cash Collateral and Disbursement Agreement, otherwise requires the performance of Contracting Party's obligations under the Contract or the use of any plans, specifications, engineering reports, soil and environmental reports, site plans, surveys, working drawings, shop drawings, other reports, drawings and plans and other such documents, and any amendments, modifications, supplements, general conditions, addenda, additions and changes thereto, previously prepared or provided by Contracting Party pursuant to the Contract (collectively, "PLANS"), then in any such event, so long as Contracting Party has received and continues to receive the compensation required under the Contract related thereto, Trustee shall have the right to obtain performance from Contracting Party of all of its obligations under the Contract, and to use all Plans, and the ideas, designs and concepts contained therein, in connection with the completion of Isle-Black Hawk, without the payment of any additional fees or charges to Contracting Party; provided that if the Trustee elects to obtain performance from Contracting Party of all such obligations, Trustee shall perform the obligations of the Company under the Contract.

          6.   AMENDMENTS AND CHANGE ORDERS.  Contracting Party agrees that it
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will not modify, amend, supplement or in any way join in the release or discharge of Contracting Party's obligations under the Contract, without the prior written consent of the Independent Construction Consultant (which consent shall be granted in accordance with the Cash Collateral and Disbursement Agreement), if such modification, amendment or supplement (i) results in a cost increase in excess of Twenty-Five Thousand Dollars ($25,000), (ii) results in a material lessening of the scope or quality of the work constituting the design or construction of the Isle-Black Hawk, the value of which is in excess of Twenty-Five Thousand Dollars ($25,000), or (iii) results in the likely addition of no less than one week of construction.

          7.   LIST OF SUBCONTRACTING PARTIES.  Upon the written request of
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Trustee at any time and from time to time, Contracting Party shall furnish to
Trustee a current list of all persons with whom Contracting Party has entered into subcontracts or other agreements related to the rendering of work, labor or materials under the Contract, together with a statement as to the status of each such subcontract or agreement, and the respective amounts, if any, owed by Contracting Party related thereto.

          8.   REPRESENTATIONS AND WARRANTIES.  Contracting Party represents and
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warrants to Trustee that (a) it is duly licensed to conduct its business in the jurisdiction contemplated by the Contract, and will at all times maintain its license in full force and effect throughout the term thereof, (b) the Contract has not been amended, modified or supplemented, (c) the Contract constitutes a valid and binding obligation of Contracting Party and is enforceable in accordance with its terms, (d) there have been no prior assignments of the Contract, and (e) all covenants, conditions and agreements of the Company and Contracting Party contained in the Contract have been performed as required therein, except for those that are not due to be performed until after the date hereof.

          9.   APPLICATION OF FUNDS.  Nothing herein imposes or shall be
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construed to impose upon Trustee any duty to direct the application of any proceeds of the Notes, and

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Contracting Party acknowledges that Trustee is not obligated to Contracting
Party or any of its subcontracting parties, materialmen, suppliers or laborers.

          10.  ACKNOWLEDGMENT OF ACCOMMODATION.  Contracting Party is executing
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this consent as an accommodation to the purchasers of the Notes to purchase the
Notes.

          11.  GAMING LAWS AND REGULATIONS.  Contracting Party acknowledges
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that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Colorado Limited Game Act, and the regulations promulgated pursuant to each such law, all as amended from time to time.

          12.  IRREVOCABILITY.  The provisions hereof shall be irrevocable and
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remain in full force and effect until the Company has fully paid and performed all of the Obligations.

          13.  NOTICES.  Except for notices sent pursuant to Paragraph 2 above,
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any notices to Trustee hereunder shall be sent to its address set forth above, by U.S. Mail, postage prepaid.

          14.  GOVERNING LAW.  This Consent shall be governed by the laws of the
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State of New York.

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          IN WITNESS WHEREOF, Contracting Party has executed this Consent to
Assignment of Construction Agreement as of the date first above written.

                                   CONTRACTING PARTY:
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                                   HASELDEN CONSTRUCTION, INC.,



                                   By: /s/ Ed Haselden
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                                   Name:  ED HASELDEN
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                                   Title: PRESIDENT
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